a8/19

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, CO 80202
(303) 866-2361

TOTAL OF FEES DUE:
MUST BE TYPEWRITTEN (BLACK)
SUBMIT ORIGINAL AND ONE COPY

722036 23 5

ARTICLES OF INCORPORATION

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as incorporator(s) of a corporation under the Colorado Corporation Code, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is Big Signal Acquisition, Inc.

SECOND: The period of duration if other than perpetual: Perpetual

THIRD: The purpose or purposes for which the corporation is organized if other than Any Legal and Lawful Purpose Pursuant to the Colorado Corporation Code. Any legal or lawful purpose pursuant to the Colorado Corporation Code

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 750 and the par value of each share shall be no par value

FIFTH: Cumulative voting shares of stock is ______ authorized.

SIXTH: Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation, if any, are: none

SEVENTH: The address of the initial registered office of the corporation is The corporation Company, 1700 Broadway, Denver, Colorado 80290

and the name of its initial registered agent at such address is The Corporation Company

EIGHTH: Address of the place of business: The Corporation Company, 1700 Broadway, Denver, Colorado 80290

NINTH: The number of directors constituting the initial board of directors of the corporation is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

The number of directors of a corporation shall be not less than three except that there need be only as many directors as there are, or initially will be, shareholders in the event that the outstanding shares are, or initially will be, held of record by fewer than three shareholders.

NAME	ADDRESS (include zip code)
Terry S. Jacobs	1300 Central Trust Center, 201 E.Fifth Cincinnati, Ohio 45202
Jeanette M. Williams	1300 Central Trust Center, 201 E.Fifth Cincinnati, Ohio 45202
Jon M. Berry	1300 Central Trust Center, 201 E.Fifth Cincinnati, Ohio 45202
Frank E. Wood	1300 Central Trust Center, 201 E.Fifth Cincinnati, Ohio 45202

TENTH: The name and address of each incorporator is:

NAME	ADDRESS (include zip code)
Jon M. Berry	1300 Central Trust Center, 201 E.Fifth ~~Cincinnati, Ohio 45202~~

Signed Jon M. Berry
4/22/87

Signed ______

Signed ______

COMPUTER UPDATE COMPLETED
AB

[illegible]
[illegible]
[illegible] [redacted] 30.00
[illegible]

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 866-2361

[illegible]

725755

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

[illegible]

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) Big Signal Acquisition, Inc. ACQ

SECOND: The following amendment to the Articles of Incorporation was adopted on July 15, 19 87, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

____ Such amendment was adopted by the board of directors where no shares have been issued.

__X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

The name of the corporation shall be Jacor Broadcasting of Colorado, Inc.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

N/A

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: N/A

Big Signal Acquisition, Inc. (Note 1)

By [signature] [illegible]

and [signature] [illegible] (Note 2)

(Note 3)

COMP. CHD. T.R.

COMPUTER UPDATE COMPLETE

ADC

NOTES: 1. [illegible]
2. Signatures and titles of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.

for office use only

MAIL TO:
COLORADO SECRETARY OF STATE
CORPORATIONS OFFICE
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) [illegible]

FILED

SUBMIT ONE

FEB -1

STATE OF COLORADO
DEPARTMENT OF STATE

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH.

DP 77/7 22 0 86

Pursuant to the provisions of the Colorado Corporation Code, the Colorado Nonprofit Corporation Act and the Colorado Uniform Limited Partnership Act of 1981, the undersigned corporation or limited partnership organized under the laws of Colorado submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Colorado:

02-01-88 08:30
881000097 $10.00

First: The name of the corporation or limited partnership is: Jacor Broadcasting of Colorado, Inc.

Second: the address of its REGISTERED OFFICE is 1380 Lawrence Street, Suite 1300, Denver, Colorado 80204

Third: The name of its REGISTERED AGENT is Lee Larsen

Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

Fifth: The address of its place of business in Colorado is Same as above

Jacor Broadcasting of Colorado, Inc. (Note 1)

By [signature] (Note 2)

IMPORTANT! PLEASE READ CAREFULLY! If you are a not-for-profit corporation or a limited partnership, this form must be notarized. If you are a business (profit) corporation, no notarization is required.

Its ________ president
Its ________ authorized agent
Its ________ registered agent (Note 3)
Its ________ general partner

STATE OF ____________

COUNTY OF ____________

Subscribed and sworn to before me this ______ day of ______________, 19____

My commission expires ______________

____
Notary Public (Note 4)

____
Address

Notes: 1. Exact name of corporation or limited partnership making the statement.
2. Signature and title of officer signing for the corporation must be president or vice-president; for a foreign corporation without such officers, the authorized agent; for a limited partnership, must be a general partner.
3. Regarding profit corporations: This statement may be executed by the registered agent when it involves only a registered address change. A copy of this statement has been forwarded to the corporation by the registered agent.
4. Signature of notary [illegible] notarial commission.

COMPUTER UPDATE COMPLETE
ARB

MUST BE TYPED
FILING FEE: $5.00
MUST SUBMIT TWO COPIES DPC - 19871722036

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

For office use only 00:

19981021231 C
$ 5.00
SECRETARY OF STATE
02-03-98 12:30:35

Please include a typed self addressed envelope

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of: Colorado

submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the state of Colorado:

FIRST: The name of the corporation, limited partnership or limited liability company is: JACOR BROADCASTING OF COLORADO, INC. 17695

SECOND: Street address of current REGISTERED OFFICE is: 1380 Lawrence Street, #1300, Denver, Colorado 80204-7142
(Include City, State, Zip)

and if changed, the new street address is: 1675 Broadway, Denver, CO 80202
(Include City, State, Zip)

THIRD: The name of its current REGISTERED AGENT is: Lee Larsen

and if changed, the new registered agent is: THE CORPORATION COMPANY

Signature of New Registered Agent By: Monica Mahon
Monica Mahon
Assistant Secretary

Principal place of business
(City, State, Zip)

The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

FOURTH: If changing the principal place of business address ONLY, the new address is N/A

Signature Jon M. Berry
Jon M. Berry
Title Senior Vice President

(CO. - 1885 - 7/28/97)

Revised 7/97